UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

November 12, 2003

Date of Report (Date of earliest event reported)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 958-3900

(Registrant’s telephone number, including area code)

Item 5. Other Events

On November 12, 2003, CyberGuard Corporation (“Company”) entered into an Agreement and Plan of Merger with SnapGear, Inc. (“SnapGear”) to acquire SnapGear for approximately $16 million, of which $1.6 million will be payable in cash and the remainder in the Company’s common stock. Stockholders of SnapGear may receive additional shares of the Company common stock if certain revenue targets are attained post-closing. SnapGear, a privately-held company founded in Australia, is a leading developer of embedded Linux security and offers a popular line of edge firewall/VPN security appliances for the small to medium enterprise markets.

The transaction is expected to close on or before December 31, 2003, subject to all conditions precedent being met, including without limitation, approval of the transaction by the SnapGear stockholders, customary closing conditions and the absence of a material adverse change of either the Company or SnapGear.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit No.	Descriptions

99.1	Press Release dated November 13, 2003

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ SCOTT J. HAMMACK

Scott J. Hammack Chief Executive Officer
Date: November 13, 2003

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated November 13, 2003